UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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FUSION TELECOMMUNICATIONS

INTERNATIONAL, INC.

__________________________________________________________

 (Name of Registrant as Specified in Its Charter)

__________________________________________________________

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Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, NY 10170

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of Fusion Telecommunications International, Inc. (the “Company”) to be held at the offices of the Company at 420 Lexington Avenue, Suite 1718, New York, New York 10170, on June 15, 2006, commencing at 2:00 p.m., Eastern Daylight Time. We request for you to be present in person or represented by proxy at the Meeting.

The enclosed Notice of Annual Meeting and Proxy Statement fully describes the business to be transacted at the Meeting, which includes (i) the approval of an increase in the number of shares available for issuance under the Company’s 1998 Stock Option plan as amended to 4,000,000 shares, (ii) the election of all of the directors of the Company, (iii) the ratification of the appointment by the Audit Committee of the Board of Directors of Rothstein, Kass & Company, P.C. as independent public accountants for the year ending December 31, 2006, and (iv) the transaction of any other business that may properly be brought before the Meeting or any adjournment or postponement thereof.

Our Board of Directors believes that a favorable vote on each of the matters to be considered at the Meeting is in the best interests of the Company and our stockholders and unanimously recommends a vote “FOR” each of the matters. Accordingly, we request for you to review the accompanying material carefully and to return the enclosed proxy promptly.

The Board of Directors has fixed the close of business on May 15, 2006, as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Meeting. A list of the stockholders entitled to vote at the Meeting will be located at our offices, 420 Lexington Avenue, Suite 1718, New York, New York 10170, at least ten (10) days prior to the Meeting and will also be available for inspection at the Meeting.

Our directors and officers will be present to help host the Meeting and to respond to any questions that our stockholders may have. I hope you will be able to attend. You can ensure that your shares are voted at the meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and to vote in person. You may revoke your proxy at any time before it is voted by notifying Continental Stock Transfer & Trust Company in writing before the meeting, or by executing a subsequent proxy, which revokes your previously executed proxy. The address for Continental Stock Transfer & Trust Company is 17 Battery Place, New York, NY  10004.

Sincerely,

/s/ Matthew D. Rosen
Matthew D. Rosen
President and Chief Executive Officer

New York, New York
May 15, 2006

Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, NY 10170

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Fusion Telecommunications International, Inc. (the “Company”) will be held at 420 Lexington Avenue, Suite 1718, New York, New York 10170, on June 15, 2006, commencing at 2:00 p.m., Eastern Daylight Time. A proxy card and a Proxy Statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.

The increase in the number of shares reserved for issuance under our 1998 Stock Option plan to 4,000,000 shares;

2.

The election of 11 directors for a one-year term expiring at our Annual Meeting of Stockholders in 2007;

3.

The ratification of the appointment by the Audit Committee of the Board of Directors of Rothstein, Kass & Company, P.C., as independent public accountants for the year ending December 31, 2006; and

4.

Such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

The transfer books of the Company will be open for the Meeting. The close of business on May 15, 2006 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. For a period of at least ten (10) days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting shall be open to examination by any stockholder during ordinary business hours at our offices at 420 Lexington Avenue, Suite 1718, New York, New York 10170.

Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

A copy of our Annual Report for 2005, which includes our audited financial statements, is being mailed together with this proxy material.

YOUR VOTE IS IMPORTANT WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

/s/ Philip D. Turits
Philip D. Turits
Secretary

New York, New York
May 15, 2006

Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, NY 10170

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

SOLICITATION AND VOTING OF PROXIES

This Proxy Statement and accompanying proxy materials are being first mailed on or about May 15, 2006 to stockholders of Fusion Telecommunications International, Inc. (the “Company”) at the direction of our Board of Directors (the “Board”) to solicit proxies in connection with the 2006 Annual Meeting of Stockholders (the “Meeting”). The Meeting will be held at the Company’s offices at 420 Lexington Avenue, Suite 1718, New York, New York 10170, on June 15, 2006, commencing at 2:00 p.m., Eastern Daylight Time, or at such other time and place to which the Meeting may be adjourned or postponed.

The Board of Directors knows of no business, which will be presented at the meeting other than the matters referred to in the accompanying Notice of Annual Meeting. However, if any other matters are properly presented at the Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later dated proxy, or a vote in person at the Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed proxy returned to the Company, all of the shares represented thereby will be voted. All shares represented by valid proxies at the Meeting, unless the stockholder otherwise specifies, will be voted (i) FOR the increase in the number of shares available for issuance under the 1998 Stock Option Plan to 4,000,000 shares, under Proposal 1 – Increase in the number of shares available, pursuant to the 1998 option plan, (ii) FOR the election of the eleven persons named under “Proposal 2 – Election of Directors” as nominees for election as our directors for a one-year term expiring at our Annual Meeting of Stockholders in 2007, (iii) FOR the ratification of the appointment by the Audit Committee of the Board of the independent accountants named under “Proposal 3 – Ratification of Appointment of Independent Accountants”, and (iv) at the discretion of the proxy holders, with regard to any matter not known to the Board on the date of mailing this Proxy Statement that may properly come before the Meeting or any adjournment or postponement thereof. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. The Board has designated Matthew D. Rosen and Philip D. Turits as proxies for the solicitation on behalf of the Board of proxies of our stockholders to vote on all matters as may properly come before the Meeting and any adjournment of the Meeting.

A proxy may be revoked at any time by providing written notice of such revocation to Fusion Telecommunications International, Inc. 420 Lexington Avenue, Suite 1718, New York, New York 10170, which notice must be received prior to the Meeting. If notice of revocation is not received prior to the Meeting, a stockholder may nevertheless revoke a proxy if he or she attends the Meeting and votes in person.

RECORD DATE AND VOTING SECURITIES

The close of business on May 15, 2006 is the record date (the “Record Date”) for determining the stockholders entitled to vote at the Meeting. At the close of business on May 10, 2006, we had issued and outstanding approximately 26,919,211 shares of Common Stock and 2,087 holders of record. The Common Stock constitutes the only outstanding class of voting securities entitled to be voted at the Meeting.

QUORUM AND VOTING

The presence at the Meeting, in person or by proxy relating to any matter, of the holders of a majority of the outstanding shares of our Common Stock is necessary to constitute a quorum. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Meeting, are considered stockholders who are present and entitled to vote at the Meeting, and thus, shares of Common Stock held by such stockholders will count toward the attainment of a quorum. If a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained.

Each share of Common Stock entitles the holder thereof to one vote with respect to each proposal to be voted on at the Meeting. Each proposal scheduled to be voted on at the Meeting requires a majority of the outstanding shares entitled to vote at the Meeting on such proposal to be voted in favor of the proposal in order for the proposal to be passed.

The accompanying proxy card is designed to permit each holder of Common Stock as of the close of business on the Record Date to vote on each of the matters to be considered at the Meeting. A stockholder is permitted to vote in favor of or against or to abstain from voting with respect to the proposal to increase the number of shares reserved for issuance under our 1998 Stock Option Plan, to vote in favor of, or to withhold authority to vote for, any or all nominees for election to the Board of Directors and, the proposal to ratify the appointment by the Audit Committee of the Board, of the independent accountants.

Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters, if the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority. As used herein, “broker non-votes” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions. Although there are no controlling precedents under Delaware law regarding the treatment of broker non-votes in certain circumstances, we intend to treat broker non-votes in the manner described below.

Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement and will not count toward the determination of whether the stock option plan is increased, the director is elected or the appointment of our independent accountants is ratified.

PROPOSAL 1

INCREASE IN THE NUMBER OF SHARES AVAILABLE PURSUANT TO THE 1998 OPTION PLAN
(Notice Item 1)

General

Our Board of Directors adopted the 1998 Stock Option Plan in May 1998, re-approved the option plan in November 1999, and in February 2000, our stockholders approved the option plan. In December 2004, the shares of Common Stock available for issuance under our option plan was increased from 1,714,286 to 2,680,857 shares.

We are requesting approval to increase the number of shares of Common stock available under our option plan from 2,680,857 to 4,000,000 shares.

As of March 31, 2006, we had 2,673,046 options outstanding, with 7,811 remaining available for future issuance.

The purposes of the option plan are: (i) to enable us to attract and retain qualified and competent employees and to enable such persons to participate in our long-term success and growth by giving them an equity interest in our Company; (ii) to enable us to use grants of stock options in lieu of all or part of cash fees for directors who are not officers or employees, thereby aligning the directors’ interests with that of the stockholders; and (iii) to provide consultants and advisors with options, thereby increasing their proprietary interest in us. All employees and directors are eligible to be granted awards under the option plan. Consultants and advisors to Fusion are eligible to be granted awards under the option plan if their services are of a continuing nature or otherwise contribute to our long-term success and growth.

The option plan is administered by the Compensation and Nominating Committee of our Board of Directors. The committee may adopt, alter, or repeal any administrative rules, guidelines, and practices for carrying out the purposes of the option plan, and its determination, interpretation, and construction of any provision of the option plan are final and conclusive. The committee has the right to determine, among other things, the persons to whom awards are granted, the terms and conditions of any awards granted, the number of shares of common stock covered by the awards, and the exercise prices and other terms thereof.

The exercise price, term, and exercise period of each stock option is fixed by the committee at the time of grant. No incentive stock option shall have an exercise price that is less than 100% of the fair market value of the common stock on the date of the grant. In addition, no stock option shall (i) be exercisable more than 10 years after the date such  stock option is granted, or (ii) be granted more than 10 years after the option plan is adopted by the Board.

Most options held by employees vest over four years. Options held by some senior executives vest over three years. Options granted to the Board of Directors vest over six months. In certain cases, we have agreed to extend the duration of options granted to non-employee directors.

THE BOARD BELIEVES THAT A VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 1998 STOCK OPTION PLAN AS DESCRIBED ABOVE IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS AND US AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” SUCH PROPOSAL.

PROPOSAL 2

ELECTION OF DIRECTORS
(Notice Item 2)

General

At the Meeting, eleven (11) directors will be elected to the Board to serve until our next annual meeting of stockholders.

Our Restated Certificate of Incorporation provides that a director shall hold office until the annual meeting for the year in which his or her term expires except in the case of elections to fill vacancies or newly created directorships. Each director is elected for a one-year term. All of the nominees are now serving as directors on our Board.

Under our By-laws, directors are elected by a majority of the outstanding shares of all classes of Common Stock present in person or represented by proxy at the Meeting, and thus, the eleven (11) nominees for election as directors who receive the most votes cast will be elected. Instructions withholding authority and broker non-votes will not be taken into account in determining the outcome of the election of directors.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF THE ELEVEN NOMINEES TO THE BOARD.

Nominees for Director

Set forth below is certain information regarding each nominee as of May 10, 2006, including such individual’s age and principal occupation, a brief account of such individual’s business experience during at least the last five years and other directorships currently held.

Marvin S. Rosen, 65 Chairman of the Board. Mr. Rosen co-founded the Company in 1997, and has served as our Chief Executive Officer from April 2000 until March, 2006, the Chairman of our Board of Directors since November 2004, the Chairman of our Executive Committee since September 1999, Vice Chairman of the Board of Directors from December 1998 to November 2004 and a member of our Board since March 1998. Since November 1983, Mr. Rosen has been a Shareholder of, and currently serves as “Of Counsel” to, the national law firm of Greenberg Traurig, P.A. where he also served on the Executive Committee until June 2000. Mr. Rosen was Finance Chairman for the Democratic National Committee from September 1995 until January 1997. Currently, he serves on the Board of Directors of the Robert F. Kennedy Memorial and Terremark Worldwide, Inc. and previously was Budget and Finance Chairman for the Summit of the Americas and Chairman of the Florida Housing Finance Agency.

Matthew D. Rosen, 34 President, Chief Executive Officer and Director. Mr. Rosen served as our President and Chief Operating Officer from August 2003 to March 2006, Executive Vice President and Chief Operating Officer between February 2002 and August 2003, Executive Vice President and President of Global Operations between November 2000 and January 2002 and as President, US Operations between March 2000 and November 2000, and has served as a director since May 2005. From 1998 to 2000, he held various management positions including President of the Northwest and New England Operations for Expanets, a $1.3 billion integrated network communications service provider. From 1996 to 1998 he was Corporate Director of Operations for Oxford Health Plans, a $4 billion health care company, where he worked on developing and executing turnaround strategies. Prior to his role as Corporate Director of Operations, Mr. Rosen held an executive position in a start-up healthcare technology subsidiary of Oxford where he was an integral part in developing strategy and building its sales, finance and operations departments. Prior to Oxford, Mr. Rosen was an investment banker in Merrill Lynch’s corporate finance department. Mr. Rosen is the son of our Chief Executive Officer, Marvin Rosen.

Philip D. Turits, 73 Secretary, Treasurer and Director. Mr. Turits co-founded the Company and has served as a director since September 1997, Secretary since October 1997, Treasurer since March 1998, and  Vice Chairman from March 1998 to December 1998. From September 1991 to February 1996, Mr. Turits served as Treasurer and Chief Operating Officer for Larry Stuart, Ltd., a consumer products company and prior to 1991, he served as President and Chief Executive Officer of Continental Chemical Company.

E. Alan Brumberger, 66 Director. Mr. Brumberger has served as a director since March 1998. He formerly was a partner in Andersen & Co. and its predecessor firms, from 1997 to 2004. From 1995 through 1997, he was a Managing Director of the Taylor Companies and from 1994 through 1995, a Managing Director of Brenner Securities, Inc. From 1983 through 1990, Mr. Brumberger was a Managing Director of Drexel Burnham Lambert and a member of the Underwriting and Commitment Committees. Prior to that, he was a Managing Director of Shearson American Express and a partner at Loeb, Rhoades & Co., a predecessor of Shearson American Express. Mr. Brumberger served for three years as President and Chief Executive Officer of Shearson American Express International Limited, the firm’s international investment banking business in London.

Julius Erving, 56 Director. Mr. Erving has served as a director since June 2003. Mr. Erving has been President of the Erving Group and Executive Vice President of RDV Sports/Orlando Magic since September 1997. Mr. Erving was employed by the National Broadcasting Company between December 1994 and June 1997, and by the National Basketball Association between 1987 and September 1997. Mr. Erving is a Trustee of the Basketball Hall of Fame and has served on the Board of Directors of Saks Incorporated since 1997.

Evelyn Langlieb Greer, 56 Director. Ms. Greer has served as a director since January 1999. Ms. Greer is the President of Greer Properties, Inc., a Florida-based real estate development company founded in 1976. She is also a partner in the law firm of Hogan, Greer & Shapiro, P.A. Ms. Greer has been a director of City National Bank of Florida, N.A. since 2000, a member of the Board of Trustees of Barnard College since 1994 and is Vice Chair of the Columbia Law School Board of Visitors. Since 1996, Ms. Greer has served as the elected Mayor of the Village of Pinecrest, Florida.

Raymond E. Mabus, 57 Director. Mr. Mabus has served as a director since January 1999. Mr. Mabus is Chairman of the Board of Directors of Foamex International and also manages his family timber business. From 1998 to 2002, he served as the President of Frontline Global Resources and since 1996 he has served as “Of Counsel” to the law firm of Baker, Donelson, Bearman and Caldwell. From 1994 to 1996, he was the United States Ambassador to Saudi Arabia and from 1988 to 1992 he was the Governor of Mississippi.

Dennis Mehiel, 65 Director. Mr. Mehiel has served as a director since May 2005. From February 1988 he served as the Chairman, CEO and principal shareholder of Sweetheart Cup Company until it was aquired by Solo Cup Company in February 2004. Mr. Mehiel served as Chairman and CEO of Box USA from 1968 to 2000. Mr. Mehiel serves on the Board of Directors of United Refining Company and Westchester Medical Center.

Paul C. O’Brien, 65 Director. Mr. O’Brien has served as a director since August 1998. Since January 1995, Mr. O’Brien has served as the President of The O’Brien Group, Inc., a consulting and investment firm. From February 1988 until December 1994, he was the President and Chairman of New England Telephone (a subsidiary of NYNEX), a telecommunications company. Mr. O’Brien also serves on the Board of Directors for Cambridge NeuroScience, Inc., Merlot Communications, Renaissance Worldwide, Inc., Mangosoft, Inc., Essential.com, eYak.com, Spike Technologies, and Mind Grow (formerly Interactive Education).

Michael J. Del Giudice, 62 Director. Mr. Del Giudice has served as a director since November 2004. He is a Senior Managing Director of Millennium Credit Markets LLC and Senior Managing Director of MCM Securities LLC, both of which he co-founded in 1996. Mr. Del Giudice also serves as Chairman and Chief Executive Officer of Rockland Capital Energy Investments LLC, founded in April 2003. Mr. Del Giudice is a Member of the Board of Directors of Consolidated Edison Company of New York, Inc., and is currently Chairman of the Audit Committee and a Member of its Planning and Executive Compensation Committees. He is also a Member of the Board of Directors of Barnes & Noble, Inc., and a Member of the Board of Trustees of the New York Racing Association. He also serves as Chairman of the Governor’s Committee on Scholastic Achievement. Mr. Del Giudice was a General Partner and Managing Director at Lazard Frères & Co. LLC from 1985 to 1995. From 1983 to 1985, Mr. Del Giudice was Chief of Staff to New York Governor Mario M. Cuomo. He served from 1979 to 1981 as Deputy Chief of Staff to Governor Hugh L. Carey and from 1975 to 1979 as Chief of Staff to the Speaker of the Assembly.

Fred P. Hochberg, 54 Director. Mr. Hochberg has served as a director since November 2004. In 2004, he became Dean of the Robert J. Milano Graduate School of Management and Urban Policy of New School University and Chief Administrator of the Graduate Division. From 2001 to 2002, he was Senior Advisor to Mario M. Cuomo during his campaign for Governor of New York and has been a speaker on National Public Radio. From May 1998 to January 2001, Mr. Hochberg served as Deputy then Acting Administrator of the Small Business Administration, an agency elevated to Cabinet rank by President Clinton. Additionally, Mr. Hochberg served on President Clinton’s Management Council. From 1994 to 1998, he was founder and President of Heyday Company, a private investment company managing real estate, stock market investment and venture capital projects. From 1975 to 1993, Mr. Hochberg served as President and Chief Operating Officer of the Lillian Vernon Corporation, a publicly traded direct marketing corporation. Mr. Hochberg has served on numerous business and civic boards including the Democratic National Committee, the Young Presidents’ Organization, and as co-chair of the Human Rights Campaign. Mr. Hochberg is currently a trustee of New School University, The Citizens Budget Commission, FINCA, and Lillian Vernon International House at New York University.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
(Notice Item 3)

Subject to ratification by our stockholders, the Audit Committee of the Board of Directors has reappointed Rothstein, Kass & Company, P.C., as our independent public accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2006.

Representatives of Rothstein, Kass & Company, P.C. are invited to the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The ratification of the selection of Rothstein, Kass & Company, P.C. as our independent public accountants for the fiscal year ending December 31, 2006, will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Meeting, in person or represented by proxy, and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD BELIEVES THAT A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE BOARD, OF THE INDEPENDENT PUBLIC ACCOUNTANTS AS DESCRIBED ABOVE IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS AND US AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” SUCH PROPOSAL.

Stock Performance Graph

The below graph compares the percentage change in the cumulative total shareholder return on our common stock with the cumulative total return of the Russell® 2000 Composite Index and the American Stock Exchange Telecommunications Index (TXN) for the period from February 15, 2005 through December 31, 2005. For purposes of the graph, it is assumed that the value of the investment in our common stock and each index was $100 on February 15, 2005 and that all dividends were reinvested.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table presents information regarding the beneficial ownership of our common stock as of May 10, 2006;

•

each person who beneficially owns more than 5% of our common stock;

•

each of our directors and named executive officers individually; and

•

all current executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC. These rules deem common stock subject to options currently exercisable, or exercisable within sixty (60) days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or of a group of which the person is a member, but these rules do not deem the stock to be outstanding for purposes of computing the percentage ownership of any other person or group. To our knowledge, the persons named in the table have sole voting and sole investment control with regard to all shares beneficially owned.

Name and Address of Beneficial Owner**	Number of Shares Beneficially Owned	Percent of Common Stock

E. Alan Brumberger(1)	287,526	1.1%
Julius Erving(2)	41,429	*
Michael Del Giudice(3)	102,944	*
Evelyn Langlieb Greer(4)	260,174	1.0%
Fred Hochberg(5)	84,715	*
Barbara Hughes(6)	68,573	*
Gordon Hutchins, Jr.	—	*
Roger Karam(7)	1,454,643	5.4%
Raymond E. Mabus(8)	41,429	*
Joel H. Maloff(9)	78,287	*
Manuel D. Medina(10)	510,732	1.9%
Dennis Mehiel(11)	894,986	3.3%
Paul C. O’Brien(12)	107,144	*
Eric D. Ram(13)	286,888	1.1%
Jonathan B. Rand	—	*
Marvin S. Rosen(14)	2,345,432	8.7%
Matthew D. Rosen(15)	399,430	1.5%
Jan Sarro(16)	84,288	*
Philip D. Turits(17)	2,006,063	7.4%
Charles Whiting(18)	36,430	*
All current Executive Officers & Directors as a group	9,091,113	33.7%
Sandy Beach Investments(19)	1,430,299	5.3%

——————

*

Less than 1% of outstanding shares.

**

Unless otherwise indicated (i) all addresses are c/o Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718, New York, NY 10170.

(1)

Includes (i) 10,715 shares of common stock held by trusts for which his wife serves as trustee; (ii) 41,429 shares of common stock issuable upon the exercise of options that are presently exercisable and (iii) 8,572 Redeemable Common Stock Purchase Warrants.

(2)

Represents 41,429 shares of common stock issuable upon the exercise of options that are presently exercisable.

(3)

Includes (i) 41,429 shares of common stock issuable upon the exercise of options that are presently exercisable and (ii) 7,900 Redeemable Common Stock Purchase Warrants.

(4)

Includes (i) 101,715 shares of common stock held by a trust for which she serves as trustee; (ii) presently exercisable warrants to purchase 85,715 shares of stock; (iii) 31,315 Redeemable Common Stock Purchase Warrants and (iv) 41,429 shares of common stock issuable upon the exercise of options that are presently exercisable.

(5)

Includes (i) 41,429 shares of common stock issuable upon the exercise of options that are presently exercisable and (ii) 21,643 Redeemable Common Stock Purchase Warrants.

(6)

Represents 68,573 shares of common stock issuable upon the exercise of options that are presently exercisable.

(7)

Includes (i) 1,439,643 shares of common stock issued at the closing of the IPO pursuant to January 2005 Purchase Agreement between us and Mr. Karam, less 75,000 shares sold and (ii) 90,000 shares of common stock issuable upon the exercise of options that are presently exercisable.

(8)

Represents 41,429 shares of common stock issuable upon the exercise of options that are presently exercisable.

(9)

Includes 71,429 shares of common stock issuable upon the exercise of options that are presently exercisable.

(10)

Includes (i) 469,303 shares of common stock owned by Communications Investors Group, a partnership controlled by Mr. Medina and (ii) 41,429 shares of common stock issuable upon the exercise of options that are presently exercisable.

(11)

Includes (i) 41,429 shares of common stock issuable upon the exercise of options that are presently exercisable; (ii) 45,000 shares of common stock held by Four M Capital for which Mr. Mehiel has beneficial ownership and (iii) 99,900 Redeemable Common Stock Purchase Warrants.

(12)

Represents 41,429 shares of common stock issuable upon the exercise of options that are presently exercisable.

(13)

Includes (i) 95,229 shares of common stock and 95,229 Redeemable Common Stock Purchase Warrants held by World Capital Corp of which Mr. Ram serves as managing director and principal shareholder; (ii) includes 96,430 shares of common stock issuable upon the exercise of options that are presently exercisable; (iii) does not include 178,572 options which Marvin Rosen granted Mr. Ram; and (iv) does not include 42,857 options Philip D. Turits has granted Mr. Ram, both transactions were in reliance upon an exemption from registration afforded by section 4(i) of the Securities Act of 1933, as amended.

(14)

Includes (i) 95,229 Redeemable Common Stock Purchase Warrants; and (ii) 41,429 shares of common stock issuable upon the exercise of options that are presently exercisable. Mr. Rosen has granted certain individuals options to purchase an aggregate of 392,857 shares of his common stock.

(15)

Includes 342,858 shares of common stock issuable upon the exercise of options that are presently exercisable. Does not include a 37,143 stock option, which Philip D. Turits granted to Matthew Rosen.

(16)

Represents 84,288 shares of common stock issuable upon the exercise of options that are presently exercisable.

(17)

Includes (i) 257,143 shares of common stock held by Sagaponack Group, L.P., of which Mr. Turits serves as general partner; (ii) 10,715 shares of common stock held by a trust for which he serves as trustee; (iii) 95,229 Redeemable Common Stock Purchase Warrants; (iv) 41,429 shares of common stock issuable upon the exercise of options that are presently exercisable; and (v) 4,286 shares of common stock held by his wife. Mr. Turits has granted certain individuals options to purchase an aggregate of 157,143 shares of his common stock.

(18)

Represents 36,430 shares of common stock issuable upon exercise of options that are presently exercisable.

(19)

The beneficial owners of Sandy Beach Investments are Don A. Stubbs, Baldwin L. Rigby, Peter N. Turnquest and Iris P. Sherman.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Pursuant to our Bylaws, a resolution of the Board of Directors provides that the number of members of our Board shall be not less than seven (7) and not more than seventeen (17). There are currently twelve directors on the Board. At the Meeting, eleven directors will be elected to our Board. At each annual meeting of stockholders, directors will be elected to hold office for a term of one year until their respective successors are elected and qualified. All of the officers identified below under “Executive Officers” serve at the discretion of our Board.

The Board had five (5) regular and no special meetings during the year ended December 31, 2005. During the year ended December 31, 2005, all directors except Julius Erving and Evelyn Langlieb Greer participated in at least 75% of all Board and applicable committee meetings held during the year for which he or she was a director. Five directors attended our annual meeting of stockholders held in 2005. The Board has established an Advisory Board, a

Compensation and Nominating Committee, a Strategic and Investment Banking Committee and an Audit Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of these committees and their current members are set forth below.

Compensation and Nominating Committee

Our Compensation and Nominating Committee’s (the “Compensation Committee”) main function is (i) to review and recommend to our Board of Directors, compensation and equity plans, policies and programs and approve executive officer compensation, and (ii) to review and recommend to our Board of Directors the nominees for election as directors of the Company and to review related Board of Directors development issues including succession planning and evaluation. The members of our Compensation and Nominating Committee are Michael Del Giudice, Manuel D. Medina and E. Alan Brumberger, each of whom is a non-employee member of our Board of Directors. Our Board of Directors has determined that each of the directors serving on our Compensation and Nominating Committee is independent within the existing standards of the American Stock Exchange.

At a Board of Directors meeting on May 11, 2006, we made certain changes to the composition of the Compensation and Nominating Committee. The members of the Compensation and Nominating Commmittee are now Michael J. Del Giudice – Chairman, Raymond E. Mabus, Fred P. Hochberg, and Dennis Mehiel.

Audit Committee

Our Audit Committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent accountant relationships, the audits of our financial statements, and our compliance with the Sarbanes-Oxley Act of 2002. This Committee’s responsibilities include, among other things:

•

annually reviewing and reassessing the adequacy of the Committee’s formal charter;

•

reviewing our annual audited financial statements with our management and our independent accountants and the adequacy of our internal accounting controls;

•

reviewing analyses prepared by our management and independent accountants concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•

reviewing the independence of the independent accountants;

•

reviewing our auditing and accounting principles and practices with the independent accountants and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent accountant or our management;

•

selecting and recommending the appointment of the independent accountant to the Board of Directors, which firm is ultimately accountable to the Audit Committee and the Board of Directors; and

•

approving professional services provided by the independent accountant, including the range of audit and nonaudit fees.

The members of our Audit Committee are Paul C. O’Brien – Chairman, Evelyn Langlieb Greer, Raymond E. Mabus, and Michael Del Giudice, each of whom is a non-employee member of our Board of Directors. Michael Del Giudice will be our Audit Committee Financial Expert as currently defined under SEC Rules. Our Board has determined that each of the directors serving on our Audit Committee is independent within the meaning of the Rules of the SEC and the listing standards of the American Stock Exchange.

At a Board of Directors meeting on May 11, 2006, we made certain changes to the composition of the Audit Committee. The members of the Audit Commmittee are now Paul C. O’Brien – Chairman, Michael Del Giudice, and Dennis Mehiel.

Strategic and Investment Banking Committee

The members of our Strategic and Investment Banking Committee are E. Alan Brumberger – Chairman, Marvin S. Rosen and Philip D. Turits. Our Strategic and Investment Banking Committee evaluates and recommends investment strategies with investment banks and brokerage houses and assists in the evaluation of possible acquisitions and mergers.

At a Board of Directors meeting on May 11, 2006, we made certain changes to the composition of the Strategic and Investment Banking Committee. The members of the Strategic and Investment Banking Commmittee are now Marvin D. Rosen – Chairman, Raymond E. Mabus, Michael Del Giudice, Dennis Mehiel, and Philip D. Turits.

SHAREHOLDER COMMUNICATIONS TO THE BOARD

The Board of Directors recommends that stockholders initiate any communications with the Board in writing and send them in care of our Secretary, Philip D. Turits, at 420 Lexington Avenue, Suite 1718, New York, NY 10170. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed our Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed our Secretary, prior to forwarding any correspondence, to review such correspondence and, in his or her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere within the Company for review and possible response.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consisted entirely of Directors who met the independence and experience requirements of the American Stock Exchange and the Rules of the Securities and Exchange Commission as in effect on the date of the filing of the Company’s Annual Report on Form 10-K, furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, and the quality of its external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is on file with the Securities and Exchange Commission and is available on our website. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The duties of the Audit Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company’s independent accountants and management of the Company to review accounting, auditing, internal controls and financial reporting matters. Pursuant to the Sarbanes-Oxley Act of 2002 (“SOA”), our Committee has certain other duties, which include the engagement of our independent accounting firm, Rothstein, Kass & Company, P.C., pre-approval of both audit and non-audit work in advance of Rothstein, Kass & Company, P.C.; compensation, retention and oversight of Rothstein, Kass & Company, P.C. and other obligations as imposed by SOA.

In fulfilling its responsibilities for the financial statements for fiscal year 2005, the Audit Committee has, among other activities, (i) reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2005 with management and with our independent accountants, Rothstein, Kass & Company, P.C.;
(ii) discussed with Rothstein, Kass & Company, P.C. the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board Statement on Auditing Standards No. 61, as modified and supplemented (“Communications with Audit Committees”) relating to the conduct of the audit; and (iii) received and discussed written disclosures and a letter from Rothstein, Kass & Company, P.C., including disclosures required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees) and has discussed with Rothstein, Kass & Company, P.C. their independence. The Audit Committee has considered the compatibility of the provision of non-audit services, if any, with maintaining the accountant’s independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2005, be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

The Audit Committee:

Paul C. O’Brien (Chairman)
Evelyn Langlieb Greer
Raymond E. Mabus
Michael Del Giudice

The Audit Committee Report in this Proxy Statement shall not be deemed filed or incorporated by reference into any other filings by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference.

AUDIT AND NON-AUDIT FEES

The aggregate fees billed to the Company for the years ended December 31, 2005 and 2004, by our principal accounting firm Rothstein, Kass & Company, P.C. are as follows:

Audit Fees:  The aggregate fees billed for professional services rendered by Rothstein, Kass & Company, P.C. for the years ended December 31, 2005 and 2004, were approximately $341,000 and $446,000, respectively. These professional services included fees associated with the audit of our annual financial statements and reviews of our 2005 quarterly financial statements and certain 2004 quarterly financial statements. Audit fees in both years also include fees associated with the review of our SEC registration statements and filings and the preparation of a comfort letter in connection with our Initial Public Offering.

Audit-Related Fees:  There were no fees for audit-related services for the years ended December 31, 2005 and 2004.

Tax Related Fees:  There were no fees for tax-related services for the years ended December 31, 2005 and 2004. The Company obtains tax related services from an accounting firm other than Rothstein, Kass & Company, P.C.

All Other Fees:  There were no fees for other services that were not included in the three categories above during the years ended December 31, 2005 and 2004.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE
NON-AUDIT SERVICES OF INDEPENDENT ACCOUNTANTS

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent accountant. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent accountant.

Prior to engagement of the independent accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.

Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent accountant can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.

Audit-Related services are for assurance and related services that are traditionally performed by the independent accountant, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.

Tax services include all services performed by the independent accountant’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.

Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent accountant.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent accountant and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent accountant.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

EXECUTIVE OFFICERS

Set forth below is a brief description of the present and past business experience of each of the persons who serve as our executive officers or key employees who are not also currently serving as directors or being nominated to serve as a director.

Roger Karam has served as President and Vice Chairman of Efonica since December 2002 and began to serve as President of Fusion’s VoIP Division in February 2005. In 1996, Karam founded DOT LB s.a.r.l., a company offering VoIP and financial services throughout Europe, the Middle East and African markets. Since 1996, DOT LB has established a large distribution channel for IP Phone-to-Phone, PC-to-Phone, and other VoIP services. Today DOT LB is the exclusive representative and consultant for Trackdata Corporation (NASDAQ:TRAC) in the regions above, a financial services company that provides direct access brokerage, real-time financial market data, news and research to institutional and individual investors.

Gordon Hutchins, Jr. has served as Executive Vice President – Operations, since December, 2005. Prior to joining Fusion, Mr. Hutchins served as President and CEO of SwissFone, Inc., an international telecommunications carrier headquartered in Washington, D.C. He joined SwissFone in March 2005, following SwissFone’s acquisition by Alliance Group Holdings, Inc. Before SwissFone, Mr. Hutchins was President and CEO of STAR Telecommunications, Inc., an $800 million publicly traded international telecommunications carrier based in Santa Barbara, California. He joined STAR in March 2001 following the resignation of the former CEO and the filing of a bankruptcy petition. He restructured the company and, in August 2002, was confirmed by the bankruptcy court as the Liquidating Trustee of the STAR Creditors’ Liquidating Trust. Prior to STAR, Mr. Hutchins was President and CEO of GH Associates, Inc., a McLean, Virginia, based management consulting firm that he founded. The firm provided management consulting services to telecommunications companies throughout the world. Mr. Hutchins also founded Telecom One, Inc., a nationwide long distance carrier that he sold to Broadwing Communications, Inc., and TCO Network Services, Inc., a local wireless carrier purchased by Winstar Communications, Inc. During his early career, Mr. Hutchins held positions with MCI, McDonnell Douglas Corporation, and AT&T.

Jonathan B. Rand has served as Chief Marketing Officer since March 2006. Prior to joining Fusion, Mr. Rand was the Chief Executive Officer and Managing Partner of Indigo Capital Advisers LLC and Eretz Business Alliance LLC, two management consulting and capital companies founded in partnership with IDT. He joined Indigo Capital Advisers in May 2004 and Eretz Business Alliance in November 2002. Indigo provided sales and financial consulting services to three IDT divisions and other US companies, and Eretz provided similar services to Israeli hi-tech companies seeking to enter the U.S. market. From January 1998 to October 2002, Mr. Rand was the Executive Vice President of International Sales & Treasurer of Net2Phone, Inc. Mr. Rand joined IDT Corp as one of its founding executives in June 1992, and has held various senior executive roles in both IDT Corp. and Net2Phone, Inc. Prior to IDT, Mr. Rand founded and grew a consumer magazine targeted to college students, Campus Connection, to a national circulation of 1.2 million readers.

Barbara Hughes has served as our Chief Financial Officer since May 2006 and our Vice President of Finance since June of 2003, Vice President of Operations Finance between December of 2000 and June of 2003, and Finance Director from December 1999 until December of 2000. From 1996 to 1999, Ms. Hughes held various financial management positions within the international telecommunications industry including Director of Finance for TresCom International and Primus Telecommunications. Ms. Hughes also held several positions in Finance at Federal Express Corporation from 1980 to 1996, including Regional Finance Manager for Central Region Operations in the U.S. Domestic Operations and as Finance Director of the Latin American Division.

Joel H. Maloff, Ph.D., has served as our Executive Vice President and Chief Technology Officer since March 2000. Dr. Maloff first became involved with the Internet in 1986 and has written four books and numerous articles on the Internet, business applications for the Internet, network security, and international Internet development. He has also served as advisor to former Senator Al Gore and Senator John Kyl on Internet-related issues. From September 1998 to September 1999, he served as Chief Operating Officer of Internet Operations Center. Acting as an advisor and “turn-around” expert for the Board of Directors, from May 1996 to May 1997, he served as Chief Technology Officer for VASCO Data Security, and from June 1997 to August 1998, he served as General Manager of CAI Wireless Internet. From November 1990 to December 1993, he served as Vice President – Client Services for Advanced Network & Services, which was acquired by America Online. From March 1989 to November 1990, Dr. Maloff served as the Executive Director of CICNet (the Big Ten universities research network).

Eric D. Ram, has served as our Executive Vice President – International since August 1999. Mr. Ram served as Chairman and Managing Director of The World Group of Companies, a group engaged in the development and management of communications businesses worldwide, which he founded in May 1995. From 1988 through 1995, Mr. Ram was an investor in international business ventures. From June 1986 to December 1988, he served as a Senior Vice President of US WEST Financial Services, Inc., the finance subsidiary of the Regional Bell Operating Company in the United States, which is now a subsidiary of Qwest Communications International Inc. Mr. Ram has engaged in business activities in more than 75 countries worldwide, including both developed and emerging countries in Africa, Asia, Australia, Europe and Latin America.

Jan Sarro has served as the Executive Vice President of Carrier Services since April 2005, and as Vice President of Sales and Marketing since March 2002. Prior to joining us, Ms. Sarro was the President of the Americas for Viatel, Inc., a global, facilities-based communications carrier and has over 20 years of experience in developing telecommunications solutions for international businesses and carriers worldwide. At Viatel, Ms. Sarro grew annual carrier revenues from $20 million to $160 million in under two years, and built a $140 million sales organization to market Internet access, corporate networks and international voice services to multinational corporations in the United States and Latin America. Ms. Sarro has also held senior executive marketing and sales management positions at Argo Communications, the international record carriers, FTC Communications and TRT Communications, and WorldCom.

Charles Whiting has served as Senior Vice President, Operations, Engineering and Information Systems since January 2006. Mr. Whiting joined Fusion in August 2002, as Director, Network Planning and Design. From October 2002 to July 2003, he served as Director of Engineering. From July 2003 to December 2004, he served as Vice President, Engineering. From December 2004 to December 2005, he served as Vice President, Engineering and IT. Mr. Whiting has been involved in the Telecommunications Industry for over 25 years. Prior to joining Fusion, Mr. Whiting was Technical Services Vice President at NetSpeak Corporation, a leading-edge developer of software products for VoIP service providers. At Qwest Communications, he led the Advanced Services Engineering team that designed and implemented Qwest’s first production VoIP network. Mr. Whiting was Senior Consulting Systems Analyst at the Online Computer Library Center, Inc. specializing in Software Development Methods, Quality Assurance, and Quality Control. He was the primary UNIX and C Language instructor/developer at the AT&T Bell System Training Center in Dublin Ohio.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table presents certain summary information concerning the compensation earned for services rendered during each of our last three fiscal years to our Chief Executive Officer and each of our four other most highly compensated executive officers during the year ended December 31, 2005. These five executive officers are referred to in this Proxy Statement as “named executive officers”.

Name and Principal Position	Annual Compensation			Long-Term Compensation Awards Securities Underlying Option/SAR’s	All Other Compensation ($)
	Year	Salary ($)	Bonus ($)

Marvin S. Rosen, Chairman of the Board	2005	—	—	20,000	—
and Chief Executive Officer(1)(2)	2004	—	—	21,429	—
	2003	—	—	7,143	—
Matthew D. Rosen, President	2005	250,000	137,500	—	—
and Chief Operating Officer(1)	2004	180,000	—	342,858	—
	2003	170,000	—	—	—
Roger Karam, Chief Executive Officer of	2005	217,375	56,250	90,000	—
Efonica and President of VoIP Services	2004	152,905	—	40,000	—
	2003	23,584	—	—	—
Eric D. Ram, Executive Vice President,	2005	175,000	—	20,000	—
International Business Development	2004	175,000	—	96,430	—
	2003	175,000	—	—	—
Joel H. Maloff, Executive Vice President	2005	175,000	—	10,000	—
and Chief Technology Officer	2004	175,000	—	71,429	—
	2003	175,000	—	—	—

(1)

During March 2006, Matthew D. Rosen was appointed as Chief Executive Officer to succeed Marvin S. Rosen, who remains as Chairman of the Board.

(2)

Mr. Marvin Rosen has been reimbursed for certain expenses, including approximately $2,000 per month for a portion of the monthly rent for his apartment in Fort Lauderdale, Florida, which is used by certain of our executives in lieu of such executives having to incur hotel expenses.

Compensation Committee Interlocks and Insider Participation

Executive compensation decisions in 2005 were made by the Compensation Committee. During 2005, no interlocking relationship existed between our Board and the Board of Directors or Compensation Committee of any other company.

Director Compensation

During the year ended December 31, 2005, we granted to each of our directors options to purchase 20,000 shares of our common stock, under our 1998 stock option plan. These options have an exercise price per share of $2.46. These options will vest within six (6) months of grant and must be exercised within three (3) years of grant. We also reimburse our directors for out-of-pocket expenses associated with their attendance at Board of Directors’ meetings.

Compensation Committee Report on Executive Compensation

The Compensation Committee is responsible for recommending to the Board of Directors the overall executive compensation strategy of the Company and for the ongoing monitoring of the compensation strategy’s implementation. In addition to recommending and reviewing the compensation of the executive officers, it is the responsibility of the Compensation Committee to recommend new incentive compensation plans and to implement changes and improvements to existing compensation plans, including the 1998 Stock Option Plan. The

Compensation Committee makes its compensation determinations based upon its own analysis of information it compiles and the business experience of its members.

Overall Policy

The Compensation Committee believes that the stability of the Company’s management team, as well as the Company’s ability to continue to offer incentives to management and to attract and retain highly qualified executives for its expanding operations, will be a contributing factor to the Company’s continued growth and success. In order to promote stability, growth and performance, and to attract new executives, the Company’s strategy is to compensate its executives with an overall package that the Company believes is competitive with those offered by similarly situated companies and which consists of a stable base salary set at a sufficiently high level to retain and motivate these officers but generally targeted to be in the lower half of its peer group comparables, and (ii) equity-related compensation which aligns the financial interests of the Company’s executive officers with those of the Company’s stockholders by promoting stock ownership and stock performance through the grant of stock options and other equity-based interests under the Company’s various plans.

Executive officers are also entitled to customary benefits generally available to all employees of the Company, including group medical and life insurance.

Chief Executive Officer’s Fiscal 2005 Compensation

Mr. Marvin S. Rosen was our Chief Executive Officer for all of 2005. Mr. Rosen received no salary in 2005. Mr. Rosen has been reimbursed for certain expenses, including approximately $2,000 per month for a portion of the monthly rent for his apartment in Fort Lauderdale, Florida, which is used by certain of our executives in lieu of such executives having to incur hotel expenses.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

We currently have employment agreements in place with Messrs. Mathew Rosen and Roger Karam, each with the following principal terms:

We have entered into an employment agreement with Mr. Matthew Rosen, our President and Chief Executive Officer. Mr. Rosen’s employment agreement was amended to extend the term until June 30, 2008, provided that the term shall extend for an additional one year unless terminated by either side on 90 days notice. The agreement provides for an annual salary of not less than $350,000, with a minimum annual bonus equal to 25% of his annual salary. In the event that we achieve a positive EBITDA for two successive quarters, he will be paid a one-time bonus equal to 50% of his annual salary then in effect. In the event that the employment is terminated without cause, including by change of control, the agreement provides that  Mr. Rosen will receive unpaid base salary accrued through the effective date of the termination plus any pro-rata bonus and a lump sum of 200% of his base salary and 200% of his highest annual bonus for the three years preceding his termination. The agreement also provides for a one year non-compete provision. In the event of a sale of the company for an amount in excess of $100 million, Mr. Rosen would receive a bonus equal to 2% of proceeds between $100 million and $200 million, 3% of proceeds between $200 million and $300 million, 4% of proceeds between $300 million and $400 million, and 5% of proceeds over $400 million.

In January 2005, we entered into an employment agreement with Mr. Roger Karam to be President of our VoIP Division. This agreement became effective in February 2005 and expires three years from such date, provided that the term shall extend for additional one year periods unless terminated by either side on 90 days notice. The agreement provides for an annual salary of not less than $225,000, which has since been increased to $250,000, with a minimum annual bonus equal to 25% of his annual salary. Mr. Karam shall be entitled to participate in our stock option plans and received 50,000 options with an exercise price equal to $6.45 which was the price of a share of common in our public offering. In the event that the employment is terminated without cause, including by change in control, the agreement provides that Roger will receive unpaid base salary accrued through the effective date of the termination plus any pro-rata bonus and 150% of his base salary in cash within thirty (30) days plus his highest annual bonus for these years. The agreement also provides for a one-year non-compete provison.

Stock Option Grants and Exercises

The following table provides certain information concerning individual grants of stock options during the year ended December 31, 2005, to the named executive officers.

Option Grants in Last Fiscal Year
Individual Grants

Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year(3)	Exercise or Base Price ($/Sh)(5)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(4)
						5%	10%

Marvin S. Rosen	20,000	(1)	3.3%	2.46	12/21/2008	7,755	16,285
Matthew D. Rosen	—		—	—	—	—	—
Roger Karam	40,000	(2)	6.6%	2.46	12/21/2015	77,354	196,030
	50,000	(2)	8.3%	6.45	01/14/2015	162,255	411,186
Eric D. Ram	20,000	(2)	3.3%	2.46	12/21/2015	30,942	78,412
Joel H. Maloff	10,000	(2)	1.7%	2.46	12/21/2015	15,471	39,206

——————

(1)

These options vest six months from date of grant.

(2)

These options vest in three equal annual installments on each of the first through third anniversaries of the grant date.

(3)

The total number of options granted to employees for fiscal year ended December 31, 2005 was 604,558.

(4)

The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of our Common Stock appreciates in value from the grant date at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of Fusion’s Common Stock or the ultimate value realized by the named executive officer from stock options.

(5)

All options were granted at fair market value.

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

The following table provides information regarding the options exercised by the named executive officers during fiscal 2005 and the value of options outstanding for such individuals at December 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Numbers of Securities Underlying Unexercised Options/SARs at Fiscal Year End		Value of Unexercised in the Money Options/SARs at Fiscal Year End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Marvin S. Rosen	—	—	21,429	20,000	—	4,400
Matthew D. Rosen	—	—	342,858	—	—	—
Roger Karam	—	—	90,000	40,000	—	8,800
Eric D. Ram	—	—	96,430	20,000	—	4,400
Joel H. Maloff	—	—	71,429	10,000	—	2,200

——————

(1)

Based on the closing price of Fusion’s Common Stock on December 31, 2005 of $2.68.

Stock Option Plan

Our Board of Directors adopted the 1998 Stock Option Plan in May 1998, re-approved the option plan in November 1999, and in February 2000, our stockholders approved the option plan. In December 2004, the shares of common stock available for issuance under our option plan was increased from 1,714,286 to 2,680,857.

The purposes of the option plan are: (i) to enable us to attract and retain qualified and competent employees and to enable such persons to participate in our long-term success and growth by giving them an equity interest in the

Company; (ii) to enable us to use grants of stock options in lieu of all or part of cash fees for directors who are not officers or employees, thereby aligning the directors’ interests with that of the stockholders; and (iii) to provide consultants and advisors with options, thereby increasing their proprietary interest in us. Employees and directors are eligible to be granted awards under the option plan. Consultants and advisors to Fusion are eligible to be granted awards under the option plan if their services are of a continuing nature or otherwise contribute to our long-term success and growth.

The option plan is administered by our compensation and nominating committee of the Board of Directors. The committee may adopt, alter, or repeal any administrative rules, guidelines, and practices for carrying out the purposes of the option plan, and its determination, interpretation, and construction of any provision of the option plan are final and conclusive. The committee has the right to determine, among other things, the persons to whom awards are granted, the terms and conditions of any awards granted, the number of shares of common stock covered by the awards, and the exercise prices and other terms thereof.

The exercise price, term, and exercise period of each stock option is fixed by the committee at the time of grant. No incentive stock option shall have an exercise price that is less than 100% of the fair market value of the common stock on the date of the grant. In addition, no stock option shall be (i) exercisable more than 10 years after the date such incentive stock option is granted, or (ii) be granted more than 10 years after the option plan is adopted by the Board.

Most options held by employees vest over three or four years. Options held by Board of Directors vest over six months. In certain cases, we have agreed to extend the duration of options granted to non-employee directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Officer and Director Loans to Company

Marvin Rosen, our Chairman of the Board, had total notes outstanding of $751,320, as of December 31, 2004, representing loans previously made to the Company with interest between 4.75% and 9.25%. As of December 31, 2004, the demand, promissory, and convertible notes had accrued unpaid interest in the amount of $322,112. Our indebtedness to Mr. Rosen was repaid on February 15, 2005, out of the proceeds of the Company’s initial public offering, with the exception of a promissory note for approximately $18,000, which bore interest at the rate of 8.00% per annum with monthly payments followed by a balloon payment due in June of 2005. The principal of this note was repaid during May 2005.

Philip D. Turits, our Treasurer, had total notes outstanding as of December 31, 2004, of $436,161 representing loans previously made to the Company. The interest rate of these demand notes was between 4.75% and 9.25%. As of December 31, 2004, these demand, promissory, and convertible notes had accrued unpaid interest of $129,955. Our indebtedness to Mr. Turits was repaid on February 15, 2005, out of the proceeds of the Company’s initial public offering, with the exception of a promissory note for approximately $18,000, which bore interest at the rate of 8.00% per annum with monthly payments followed by a balloon payment due in June of 2005. The principal of this note was repaid during May 2005.

Ms. Greer personally loaned our Pakistan joint venture $250,000 which bore interest at the rate of 15.00% per annum. In January 2004, $148,000 of this note was converted into 1,644 shares of series C preferred stock at a conversion price of $90 per share. The 1644 shares of series C preferred stock was converted into 46,972 common shares upon our Initial Public Offering. The balance of this loan was due on demand. As of December 31, 2004, this loan had accrued unpaid interest in the amount of $63,512. Our indebtedness to Ms. Greer was repaid on February 15, 2005 out of the proceeds of the Company’s Initial Public Offering.

Between August 2002 and April 2003, Lisa Ornburg Turits, wife of Philip D. Turits, loaned us an aggregate of $265,000. As of December 31, 2004, $175,000 of these loans was secured by a portion of our Letter of Credit associated with the leasehold of our premises located at 75 Broad Street and the remainder, were demand loans. As of December 31, 2004, $53,897 of these notes had been repaid and $9,313 was converted to a new note, transferred to Philip D. Turits and converted into 103 shares of series C preferred stock at $90 per share (which was later converted into 2,943 shares of common stock). The notes of Lisa Turits had principal and accrued interest of $201,790 and $3,195, respectively, as of December 31, 2004. The principal and interest balance of these loans were repaid on February 15, 2005, out of the proceeds of the Company’s initial public offering.

Michael Turits, son of Philip D. Turits, loaned the company $80,000 in April of 2001. The loan was due on demand and bore interest at the rate of 12% per annum. In December 2001, Michael Turits converted $40,000 into 4,000 shares of series A preferred stock at a conversion price of $10 per share, which in April 2001 was converted into 4,572 shares of common stock at $8.75 per share. In February 2003, $10,000 of that loan was repaid. The principal and interest balance of this loan of $30,000 and $18,710, respectively, as of December 31, 2004, was repaid on February 15, 2005, out of the proceeds of the Company’s initial public offering.

Other Transactions

We have an informal verbal agreement with Mr. John H. Sununu, the Chairman of our Advisory Board, pursuant to which Mr. Sununu will be compensated for any international business relationships, which Mr. Sununu assists us in developing. The amount, form and terms of any such compensation will depend on the business relationship developed and will be negotiated at the time any such relationship is developed.

During January 2003, Mr. Bello, a member of our Advisory Board, loaned us $50,000 to fund working capital for our Efonica joint venture. In January 2004, Mr. Bello converted $25,000 of his loan to series C convertible preferred stock at $90 per share (which was converted into 7,915 common shares upon our February 2005 Initial Public Offering) and in September 2004 converted the remaining $25,000 into a new note due the earlier of the closing of the offering or September 1, 2005, which bore interest at 4.5% and eliminated any right to participate in any profits of Efonica. Mr. Bello was repaid $25,000 on February 15, 2005 out of the proceeds of the Company’s Initial Public Offering.

In May 2003, we were awarded a subcontractor role to provide Internet protocol services for embassies and consulates of the U.S. Department of State. Terremark Worldwide, Inc., is serving as the primary contractor. This contract was cancelled during 2006. Our Chairman, Marvin Rosen is a director of Terremark. Our former Chairman, Joel Schleicher and Kenneth Starr, one of our former directors, formerly served on Terremark’s board. Manuel Medina, Terremark’s Chairman and Chief Executive Officer, was one of our directors.

In July 2003, Marvin Rosen, Philip D. Turits and John Sununu loaned us an aggregate of $100,000 to purchase certain equipment and resolve a dispute with an equipment vendor. In exchange for this loan, they were issued a promissory note, which bore interest at the rate of 8% per annum with monthly payments for 21 months followed by a balloon payment due in June of 2005. These loans were repaid in May 2005. Messrs. Rosen, Turits and Sununu were part of a group, which lent us an aggregate of $300,000. The group had a security interest in the equipment.

In August 2003, in connection with a loan made by Fusera, LLC, we granted certain warrants to all of the members. As two of the members, we granted Marvin S. Rosen and Philip D. Turits each 7,413 warrants to purchase our common stock at a price equal to $2.97 per share, which expired on July 1, 2005. The per share value of these warrants was $0.11 on the date of the grant.

In December 2004, Philip D. Turits sold 28,571 shares of common stock to Dennis Mehiel at $2.48 per share. Mr. Mehiel was a lender to us at that time. He has since become a Boardmember. In December 2004, Mr. Turits also sold 28,571 shares to a non-affiliated party at $2.48 per share. In December 2004, Marvin Rosen sold 28,571 shares of common stock to Dennis Mehiel at $2.48 per share. In December 2004, Michael Del Giudice, a Director of ours, purchased an aggregate of 35,754 shares from two non-affiliated parties for $2.48 per share.

In January 2005, we purchased the minority interest in Efonica from Karamco, Inc., an entity controlled by Roger Karam, President of our VoIP Division. Mr. Karam is the former President of Efonica. See “Business – Joint Ventures – Efonica” for a detailed description of the acquisition of the minority interest in Efonica.

Policy Regarding Transactions Between the Company and Affiliates

Our Board of Directors has adopted a policy providing that transactions with affiliates, including without limitation, our officers, Directors, and principal stockholders, will be on terms no less favorable to us than we could have obtained from unaffiliated third parties. Any such transactions will be approved by a majority of our Board of Directors, including a majority of the independent and disinterested members, or, if required by law, a majority of our disinterested stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of Common Stock and our other equity securities. Directors, officers and greater than 10% stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file.

To our knowledge, based solely upon our review of the copies of such reports furnished to us, we believe that all of our directors, officers and greater than 10% stockholders have complied with the applicable Section 16(a) reporting requirements except that Dennis Mehiel did not file a Report on Form 4 on a timely basis and Jonathon B. Rand did not file a Form 3 on a timely basis.

CODE OF CONDUCT AND ETHICS

On November 1, 2004, we adopted a Corporate Code of Conduct and Ethics applicable to all employees and directors of the Company, including our principal executive officer and principal financial and accounting officer. Disclosure regarding any amendments to, or waivers from, provisions of the Code of Conduct and Ethics that apply to our directors, principal executive and financial officer will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The American Stock Exchange.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, which in certain circumstances may require the inclusion of qualifying proposals in our Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to our 2007 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than January 30, 2007.  Such proposals should be directed to us at 420 Lexington Avenue, Suite 1718, New York, New York 10170.

Except in the case of proposals made in accordance with Rule 14a-8, our By-laws require that stockholders desiring to bring any business before our 2007 Annual Meeting of Stockholders deliver written notice thereof to us not less than 90 days nor more than 120 days prior to such meeting and comply with all other applicable requirements of the By-laws. However, in the event that our 2007 Annual Meeting is called for a date that is not within 30 days before or after the date of the Meeting, the notice must be received by the close of business on the 10th day following the public disclosure of the date of the annual meeting or the mailing of notice of the annual meeting.

OTHER MATTERS

The Board knows of no matters other than those described herein that will be presented for consideration at the Meeting and does not intend to bring any other matters before the Meeting. However, should any other matters properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their best judgment in the interests of the Company.

MISCELLANEOUS

We will bear all costs incurred in the solicitation of proxies. In addition to the solicitation by mail, our officers and employees may solicit proxies by mail, facsimile, telephone or in person, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and we may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

ADDITIONAL COPIES OF OUR ANNUAL REPORT WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON ADDRESSED TO FUSION TELECOMUNICATIONS INTERNATIONAL, INC., 420 LEXINGTON AVENUE, SUITE 1718, NEW YORK, NY  10170.

By Order of the Board of Directors,

/s/ Philip D. Turits
Philip D. Turits
Secretary

New York, New York
May 15, 2006

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS – TO BE HELD

JUNE 15, 2006
2:00 P.M. EDT

YOUR VOTE IS IMPORTANT

FOLD AND DETACH HERE

PROXY

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
420 Lexington Avenue, Suite 1718
New York, New York 10171

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated May 15, 2006, in connection with the Annual Meeting to be held at 2:00 p.m. on June 15, 2006 at the offices of the Company, 420 Lexington Avenue, Suite 1718, New York, New York, and hereby appoints Matthew D. Rosen and Philip D. Turits, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Fusion Telecommunications International, Inc. registered in the name provided herein, which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1. Increase in the number of shares available to the 1998 Option Plan to 4,000,000.

FOR     ☐               AGAINST     ☐               ABSTAIN     ☐

2. Election of directors (or, if any nominee is not available for election, such substitute as the board of directors may designate).

	FOR ALL NOMINEES ☐		WITHHOLD AUTHORITY FROM ALL NOMINEES ☐		FOR ALL EXCEPT (See Instructions Below) ☐
Nominees:	☐	Marvin S. Rosen	☐	Julius Erving	☐	Paul C. O’Brien
	☐	Mathew D. Rosen	☐	Evelyn Langlieb Greer	☐	Michael Del Guidice
	☐	Philip D. Turits	☐	Raymond E. Mabus	☐	Fred P. Hochberg
	☐	E. Alan Brumberger	☐	Dennis Mehiel

INSTRUCTIONS: to withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☒

3. Proposal to ratify the appointment of Rothstein, Kass, & Company, P.C. as independent public accountants for the year ending December 31, 2006.

FOR     ☐               AGAINST     ☐               ABSTAIN     ☐

FOLD AND DETACH HERE

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) INCREASE IN THE NUMBER OF SHARES AVAILABLE TO THE 1998 OPTION PLAN TO 4,000,000 (2) FOR THE ELECTION OF DIRECTORS, AND (3) FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE SO THAT YOUR SHARES CAN BE REPRESENTED AT THE ANNUAL MEETING. RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE. THIS PROXY MAY BE REVOKED PRIOR TO ITS USE. PLEASE DATE, SIGN AND MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE.

(Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.)

Please provide your email address so that we may contact you with future company information _____________________________________________

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature _____________________________________     Signature (Joint Owners) _____________________________________      Date _________________, 2006